Exhibit 99.1

Presidio Property Trust

Announces Sale of Highland Court and Executive Office Park Properties

San Diego, CA – May 27, 2021 – Presidio Property Trust, an internally managed, diversified real estate investment trust, today announced the sales of its Highland Court and Executive Office Park properties. Highland Court, a two-floor office building in Centennial, Colorado, was sold on May 20, 2021. Additionally, Presidio sold its three remaining buildings at Executive Office Park, a four-building office complex in Colorado Springs, Colorado, on May 21, 2021. The Executive Office Park sale of one of the four buildings was previously announced and completed in a separate transaction in December of 2020.

"With recent renovations to Highland Court, such as a workout facility and lounge, this property was well positioned for sale," said Jack Heilbron, President and Chief Executive Officer. "Continued occupancy strength throughout the pandemic, and a booming housing market in Colorado Springs, helped us execute on our strategy to successfully sell Executive Office Park.”

"We acquired Executive Office Park in 2008 and Highland Court in 2015," noted Gary Katz, Senior Vice President of Asset Management. "We are pleased with how we were able to acquire, manage, and exit these properties, and with the strength of the Denver and Colorado Springs markets throughout the time of our ownership."

Riki Hashimoto of Newmark Knight Frank represented Presidio in the Highland Court transaction. Troy Meyer and Kevin Matthews of SVN Denver Commercial represented Presidio in the Executive Office Park transaction.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in North Dakota and in Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company's present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Annual Report on Form 10-K filed with the SEC on March 30, 2021 and in the Company's other documents filed with the SEC, copies of which are available on the SEC's website, www.sec.gov.

Investor Relations Contacts:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244